UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive

Harrisburg, Pennsylvania 17102

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.50% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share ($25.00 liquidation preference per share)	New York Stock Exchange

If this form relates to the registration of a

class of securities pursuant to Section

12(b) of the Exchange Act and is effective

pursuant to General Instruction A.(c),

please check the following box.  ☒

If this form relates to the registration of a class

of securities pursuant to Section 12(g) of the

Exchange Act and is effective pursuant to

General Instruction A.(d), please check the

following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-196175

Securities registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 6.50% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share ($25.00 liquidation preference per share), of Hersha Hospitality Trust (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Series D Preferred Shares” in the Registrant’s prospectus supplement, dated May 24, 2016, as filed with the U.S. Securities and Exchange Commission on May 26, 2016 pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, and under “Description of Shares of Beneficial Interest” in the accompanying prospectus, which descriptions are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of the Declaration of Trust of Hersha Hospitality Trust, as amended and supplemented (filed with the SEC as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 2, 2013 and incorporated by reference herein).

3.2*	Articles Supplementary to the Declaration of Trust of Hersha Hospitality Trust designating the 6.50% Series D Cumulative Redeemable Preferred Shares, $0.01 par value per share.

3.3	Amended and Restated Bylaws of Hersha Hospitality Trust (filed with the SEC as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on February 15, 2012 and incorporated by reference herein).

4.1*	Form of specimen certificate representing the 6.50% Series D Cumulative Redeemable Preferred Shares, $0.01 par value per share.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 27, 2016	By:	/s/ Ashish R. Parikh
	Name:	Ashish R. Parikh
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of the Declaration of Trust of Hersha Hospitality Trust, as amended and supplemented (filed with the SEC as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 2, 2013 and incorporated by reference herein).

3.2*	Articles Supplementary to the Declaration of Trust of Hersha Hospitality Trust designating the 6.50% Series D Cumulative Redeemable Preferred Shares, $0.01 par value per share.

3.3	Amended and Restated Bylaws of Hersha Hospitality Trust (filed with the SEC as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on February 15, 2012 and incorporated by reference herein).

4.1*	Form of specimen certificate representing the 6.50% Series D Cumulative Redeemable Preferred Shares, $0.01 par value per share.

*	Filed herewith.